                                                                   EXHIBIT 10.12

                          [Service Trends Letterhead]

                          LITHOTRON SERVICE AGREEMENT


CONTRACT NUMBER:                970076

CUSTOMER NAME AND ADDRESS       HealthTronics Inc.
                                425 Franklin Rd. Ste. 545
                                Marietta, GA 30067

CONTACT PERSON:                 Dr. Argil Wheelock
                                CEO

DATE QUOTE WAS ISSUED:          September 29, 1997

QUOTE IS FIRM UNTIL:            December 29, 1997

SERVICE CHARGES:                $24,000/LithoTron Full Maintenance
                                Labor and Logistics/Per Machine

DESCRIPTION OF SERVICE:         See Terms and Conditions and Exhibits A for
                                Details

The period of this contract is for one year commencing on OCTOBER 1, 1997.

Please select method of payment:

____I would like to be billed in four (4) equal quarterly installments.


 X  I would like to be billed in twelve (12) equal monthly installments.
----


Accepted by Customer:                    Accepted by Service Company:

/s/                                      /s/ Steven DeBrock
-------------------------                ----------------------------
Signature                                Signature


CEO              10/14/97                COO                 10/14/97
-------------------------                ----------------------------
Title              Date                  Title                 Date

                          [Service Trends Letterhead]


                                   EXHIBIT A


Upon execution of this agreement, Servicetrends will provide the following Services to HealthTronics Inc.:

                       LITHOTRON FULL MAINTENANCE PROGRAM
                    LABOR AND LOGISTICS (INCLUDING "C" ARM)
                         PRICE: $24,000.00/PER MACHINE

A) UNLIMITED SERVICE CALLS (24 HOURS A DAY, 7 DAYS A WEEK) AND TWO (2) PREVENTIVE MAINTENANCE INSPECTIONS PER YEAR:
Performed at a time convenient to the HealthTronics, including weekends or evenings so as not to interfere with patient scheduling.

B) INSTALLATION/TRAINING:
For first two (2) installations into a Servicetrends' FSE territory, Servicetrends will insure availability of FSE for two (2) days in order to assist in the installation of and training on the LithoTron. Installation and all costs associated therewith (travel, hotel, labor, etc.) shall be the sole responsibility of Servicetrends.

C) LOGISTICS:
Servicetrends will handle all dispatch responsibilities and stock all spare parts supplied by HealthTronics.

D) SHOCKWAVE GENERATOR SERVICE:
Servicetrends will provide unlimited shockwave generator service for each system under contract.

E) REPORTING:
Servicetrends agrees to provide timely reports with respect to inventory, service call activity.

F) NO-RISK, 30-DAY GUARANTEE:
HealthTronics and/or Servicetrends may cancel Service Contract with thirty (30) days written notice during the first quarter and ninety (90) days written notice thereafter.

                          [SERVICE TRENDS LETTERHEAD]


                                   EXHIBIT B

Upon execution of this agrement, HealthTronics will provide the following Services to Servicetrends:

A)   FACTORY TRAINING:
HealthTronics agrees to establish factory training for three (3) to five (5)
     Servicetrends' Field Service Engineers on the Philip's "C" arm; and should HealthTronics sell any other brand of "C" arm with their LithoTron, they agree to obtain factory training for Servicetrends on that particular brand as well.

B)   SHOCKWAVE GENERATORS:
HealthTronics will provide Servicetrends with specifications on the new spark gap for the shockwave generator; and they will also provide factory certification of Servicetrends' shockwave generator shop and personnel. HealthTronics will additionally provide any required modules needed to test refurbished shockwave generators.

[HealthTronics Letterhead]

July 20, 1998

Mr. Steven DeBrock
Servicetrends, Inc.
2130 Barrett Park Drive, NE
Suite 103
Kennesaw, GA 30144

Dear Steven:

Per our recent conversation, please allow me to reiterate in writing the revised terms of the service agreement between Servicetrends and HealthTronics. According to the original LithoTron Service Agreement (970076) signed and dated October 14, 1997, paragraph F of Exhibit A states that both HealthTronics and Servicetrends must provide ninety (90) days notice of cancellation after the first quarter of the contract period ha elapsed. Under the revised cancellation policy, Servicetrends is still required to provide 90 days written notification of its intent to cancel the service agreement, however HealthTronics is only required to provide thirty (30) days written notice of cancellation.

Should Servicetrends choose to cancel the service agreement with HealthTronics, Servicetrends guarantees that the quality of service being provided to HealthTronics will not decrease during the final 90 days. If during the final 90 days of the service agreement, HealthTronics judges the quality of service provided by Servicetrends to be unsatisfactory (as determined by its LithoTron and OssaTron customers), Servicetrends agrees to refund HealthTronics' quarterly service payment.

Also, if Servicetrends cancels the service agreement with HealthTronics, Servicetrends agrees to return the entire inventory of LithoTron and OssaTron parts to HealthTronics within 24 hours at no charge. Servicetrends acknowledges that the stock of LithoTron and OssaTron parts in inventory at Servicetrends' facility is the property of HealthTronics and that the $11,000 annually per machine which Servicetrends pays to HMT is solely to cover the cost of HMT repairing, replacing and replenishing inventory used by Servicetrends to maintain the LithoTron and OssaTron units in North America.

Should these terms be suitable to you, please sign and date below and return at your earliest convenience. Please keep a copy for your records. If you have any questions, please feel free to call me.

Kindest regards,                             Accepted by Servicetrends

/s/ John Warlick                             /s/ Steven DeBrock
------------------------                     ---------------------------
John Warlick                                 Signature
Executive Vice President                     COO                7/21/98
                                             ---------------------------
                                             Title               Date